UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2005

Mercury Interactive Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-22350	77-0224776
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

379 North Whisman Road, Mountain View, California 94043

(Address of Principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code)

(650) 603-5200

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 241.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.02 Results of Operations and Financial Condition

On April 20, 2005, Mercury Interactive Corporation issued a press release announcing financial results for the quarter ended March 31, 2005. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in the filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective April 20, 2005, Bryan LeBlanc, Mercury’s Vice President, Finance and Operations, will transition from his current role to help lead the design and implementation of Mercury’s new operational and financial reporting system and will no longer be Mercury’s principal accounting officer.

Effective April 20, 2005, Douglas Smith, Mercury’s Executive Vice President and Chief Financial Officer, will serve as Mercury’s principal accounting officer.

Biographical information regarding Mr. Smith and a description of the material terms of Mr. Smith’s employment agreement with Mercury are set forth in Mercury’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the Securities Exchange Commission on March 31, 2005.

Item 9.01 Exhibits

The following exhibit is furnished herewith:

99.1	Press release dated April 20, 2005.

This exhibit is furnished with this Current Report on Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this report and irrespective of any general incorporation language in the filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2005	MERCURY INTERACTIVE CORPORATION

	By:	/s/ Susan J. Skaer
	Name:	Susan J. Skaer
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
The following exhibit is furnished herewith:

99.1	Press release dated April 20, 2005